                                                                     EXHIBIT 2.3



                             PLAN OF REORGANIZATION


THIS AGREEMENT is effective the 11th day of January, 2001, and is made by and among Forlink Software Corporation Inc., a corporation organized under the laws of the State of Nevada, United States of America, hereinafter called "FORLINK", Beijing SLAIT Science & Technology Development Limited Co. (Beijing Shili Chuangheng Keji Fazhan Youxian Gongsi.), a company organized under the laws of China, hereinafter called "SLAIT", Yi He, Hongkeung Lam, Jing Zeng, hereinafter called "SHAREHOLDERS", Xiaoxia Zhao, Liang Che, Wei Song, Michael Harrop and Jie Zhang, hereinafter called "FORLINK SHAREHOLDERS".


RECITALS:

         WHEREAS, FORLINK desires to acquire 100% of the issued and outstanding shares of the common stock of SLAIT, in exchange for 59,430,000 authorized but unissued shares of the $.001 par value common stock of FORLINK, pursuant to a plan of reorganization within the meaning of IRC (1986), Section 368(a)(1)(B), as amended; and

         WHEREAS, SHAREHOLDERS, whose consent is evidenced in Exhibit 1.02 desire to exchange 100% of the issued and outstanding shares of the common stock of SLAIT (the "SLAIT Shares"), currently owned by SHAREHOLDERS, in exchange for said 59,430,000 shares of FORLINK (the "FORLINK Shares").

         NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and to consummate the foregoing plan of reorganization, the parties hereby adopt said plan of organization and agree as follows:


                                    ARTICLE I

                             EXCHANGE OF SECURITIES


         1.01 ISSUANCE OF FORLINK SHARES. Subject to all of the terms and conditions of this Agreement, FORLINK agrees to issue to SHAREHOLDERS as individuals 59,430,000 fully paid and nonassessable unregistered shares of FORLINK common stock in exchange for 100% of the outstanding SLAIT common stock, all of which is currently owned by SHAREHOLDERS.

         1.02 TRANSFER OF SLAIT SHARES. In exchange for FORLINK's stock being issued to SHAREHOLDERS as above described, SHAREHOLDERS shall deliver to FORLINK 100% of the outstanding common stock of SLAIT.

                                   ARTICLE II

                  REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF
                 SHAREHOLDERS AND SLAIT AS OF JANUARY 11TH 2001


         2.01 ORGANIZATION. SLAIT is a corporation duly organized, validly existing, and in good standing under the laws of China, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standings in any jurisdiction its business requires qualification.

         2.02 CAPITAL. The SLAIT Shares consist of 1,000,000 shares of common stock, of Beijing SLAIT Science & Technology Development Limited Co. (Beijing Shili Chuangheng Keji Fazhang Youxian Gongsi.). There are no there shares of common stock currently issued and outstanding. All of the issued and outstanding shares are validly issued, fully paid and nonassessable. There are no options, warrants, calls, rights, commitments or agreements of any character to which SLAIT is a party or by which it is bound obligating SLAIT to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of SLAIT or obligating SLAIT to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         2.03 SUBSIDIARIES. SLAIT does not have any subsidiaries.

         2.04 DIRECTORS AND OFFICERS. Exhibit 2.04 to this Agreement contains the names and titles of all directors and officers of SLAIT as of the date of this Agreement.

         2.05 FINANCIAL STATEMENTS. Exhibit 2.05 to this Agreement includes the unaudited financial statements of SLAIT as of December 31, 2000.

         2.06 ABSENCE OF CHANGES. Since the date of SLAIT's most recent financial statements included in Exhibit 2.05 there have been no changes in its financial condition or operations, except for changes in the ordinary course of business.

         2.07 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of SLAIT's most recent balance sheet included in Exhibit 2.05 it did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, as required by GAAP or other appropriate standards, that is not reflected in such balance sheet.

         2.08 TAX RETURNS. Within the times and in the manner prescribed by law, SLAIT has filed all federal, state and local tax returns required by law, has paid all taxes, assessments and penalties due and payable and has made adequate provision on its most recent balance sheet for any unpaid taxes. There are no present disputes as to taxes of any nature payable by SLAIT.

         2.09 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, FORLINK and/or its representatives shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of SLAIT. SLAIT shall make available to FORLINK and/or its attorneys all books and records of SLAIT. If the transaction contemplated hereby is not completed, all documents received by FORLINK and/or its attorneys shall be returned to SLAIT and all information so received shall be treated as confidential.

         2.10 PATENTS TRADE NAMES AND RIGHTS. SLAIT owns or holds all necessary patents, trademarks, service marks, trade names, copyrights and other rights necessary to the conduct or proposed conduct of its business.

         2.11 COMPLIANCE WITH LAWS. As of January 11th, 2001, SLAIT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business.

         2.12 LITIGATION. SLAIT is not a party to, nor to the best of its knowledge is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation concerning its business, assets or financial condition. SLAIT is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court or agency, nor is it engaged in any lawsuits to recover monies due to it.

         2.13 AUTHORITY. The Board of Directors of SLAIT authorized the execution of this Agreement and the consummation of the transactions contemplated herein and has full power and authority to execute, deliver and perform this agreement.

         2.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by SLAIT and the performance of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required,
(ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset.

         2.15 FULL DISCLOSURE. None of the representations and warranties made by SHAREHOLDERS or SLAIT herein or in any exhibit, certificate or memorandum furnished or to be furnished by SHAREHOLDERS or SLAIT, or on either's behalf, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

         2.16 ASSETS. SLAIT has good and marketable title to all of its property free and clear of any and all liens, claims or encumbrances except as may be indicated in Exhibit 2.05.

         2.17 INDEMNIFICATION. SHAREHOLDERS and SLAIT agree to defend and hold FORLINK and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by SHAREHOLDERS or SLAIT to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

         2.18 AUTHORITY TO EXCHANGE. As of the date of this Agreement, SHAREHOLDERS hold 100% of the shares of SLAIT common stock. Such shares are owned of record and beneficially by SHAREHOLDERS and such shares are not subject to any lien, encumbrance or pledge. SHAREHOLDERS hold authority to exchange such shares pursuant to this Agreement.

         2.19 INVESTMENT INTENT. Each of the SHAREHOLDERS understands and acknowledges that the shares of FORLINK common stock offered for exchange or sale pursuant to this Agreement are being offered in reliance upon the exemption from registration requirements of the Securities Act of 1993, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder, for nonpublic offerings and makes the following representations, agreements and warranties with the intent that the same may be relied upon in determining the suitability of each of the SHAREHOLDERS as a purchaser of FORLINK common stock:

         (a) The shares of FORLINK common stock are being acquired solely for the account of each of the SHAREHOLDERS for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof, and with no present intention of distributing or reselling any part of the FORLINK common stock acquired;

         (b) Each of the SHAREHOLDERS agrees not to dispose of its FORLINK common stock or any portion thereof unless and until counsel for FORLINK shall have determined that the intended disposition is permissible and does not violate the Act or any applicable Federal or state securities laws, or the rules and regulations thereunder.

         (c) Each of the SHAREHOLDERS agrees that the certificates evidencing the FORLINK common stock acquired pursuant to this Agreement will have a legend placed thereon stating that they have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of the FORLINK common stock, and that stop transfer instructions shall be placed with the transfer agent for said certificate.

         (d) Each of the SHAREHOLDERS acknowledges that FORLINK has made all records and documentation pertaining to FORLINK common stock available to them and to their qualified representatives, if any, and has offered such person or persons an opportunity to ask questions and further discuss the proposed acquisitions of FORLINK common stock, and any available information pertaining thereto, with the officers and directors of FORLINK, and that all such questions and information requested have been answered by FORLINK and its officers and directors to each of the SHAREHOLDERS' satisfaction.

         (e) Each of the SHAREHOLDERS has carefully evaluated its financial resources and investment position and the risks associated with this transaction and is able to bear the economic risks of this transaction; and it has substantial knowledge and experience in financial, business and investment matters and is qualified as a sophisticated investor, and is capable of evaluating the merits and risks of this transaction; and desires to acquire the FORLINK common stock on the terms and conditions set forth;

         (f) Each of the SHAREHOLDERS is able to bear the economic risk of an investment in the FORLINK common stock; and

         (g) Each of the SHAREHOLDERS understands that an investment in the FORLINK common stock is illiquid and each of the SHAREHOLDERS has no need for liquidity in this investment.

         2.20 RECEIPT OF RELEVANT INFORMATION. SHAREHOLDERS and SLAIT have received from FORLINK all financial and other information concerning FORLINK and its promoters, officers and directors, including, but not limited to Annual Report on Form 10-KSB for the year ended December 31st 1999, Forms 10-QSB for the quarters ended March 31th 2000, June 30th 2000, and September 30th 2000, as filed with the Securities and Exchange Commission, including all amendments thereto, and all other documents and information they have requested.

         2.21 PUBLIC CORPORATION. SLAIT and SHAREHOLDERS are aware that FORLINK has public shareholders, further that public companies are subject to extensive and complex state, federal and other regulations. Among other requirements, SHAREHOLDERS and SLAIT are aware that a Form 8-K must be filed with the United States Securities and Exchange Commission within fifteen days after closing, which filing requires that audited financial statements be filed within sixty days after the due date of the Form 8-K, and they agree that such filings shall be the responsibility of the officers and directors of FORLINK. SHAREHOLDERS and SLAIT are aware of the legal requirements and obligations of public companies, and are fully aware of their responsibilities, following closing, to fully comply will all securities laws and regulations, and agree to do so.

         2.22 NO ASSURANCES OR WARRANTIES. SHAREHOLDERS and SLAIT acknowledge that there can be no assurance regarding the tax consequences of this transaction, nor can there be any assurance that the Internal Revenue Code or the regulations promulgated thereunder will not be amended in such manner as to deprive them of any tax benefit that might otherwise be received. SHAREHOLDERS and SLAIT are relying upon the advice of their own tax advisors with respect to the tax aspects of this transaction. No representations or warranties have been made by FORLINK or its officers, directors, affiliates or agents, as to the benefits to be derived by SHAREHOLDERS or SLAIT in completing this transaction, nor have any of them made any warranty or agreement, expressed of implied, as to the tax or securities consequences of the transactions contemplated by this Agreement or the tax or securities consequences of any action pursuant to or growing out of this Agreement.

                                   ARTICLE III

              REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF FORLINK
                             AS OF JANUARY 11TH 2001


FORLINK REPRESENTS, AGREES AND WARRANTS THAT:

         3.01 ORGANIZATION. FORLINK is a corporation duly organized, validity existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

         3.02 CAPITAL. The authorized capital stock of FORLINK consists of 100,000,000 shares of $.001 par value common stock of which 25,400,000 shares are currently issued and outstanding and held by over 800 shareholders. All of the issued and outstanding shares are validly issued, fully paid and nonassessable. All currently outstanding shares of FORLINK Common Stock have been issued in compliance with applicable federal and state securities laws.

         3.03 SUBSIDIARIES. FORLINK has one fully owned subsidiary, Beijing Forlink Software Corporation Inc.

         3.04 DIRECTORS AND OFFICERS. Exhibit 3.04 to this Agreement contains the names and titles of all officers and directors of FORLINK as of the date of this Agreement.

         3.05 FINANCIAL STATEMENTS. Exhibit 3.05 to this Agreement includes FORLINK's audited financial statements as of December 31st 1999 and unaudited financial statements for the period ended September 30, 2000. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed throughout the period indicated and fairly present the financial position of FORLINK as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

         3.06 ABSENCE OF CHANGES. Since the date of FORLINK's most recent financial statements on Form 10-QSB for the quarter ended September 30th 2000, there has not been any change in its financial condition or operations except for changes in the ordinary course of business.

         3.07 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of FORLINK's most recent balance sheet, included in Exhibit 3.05, it did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

         3.08 TAX RETURNS. Within the times and in the manner prescribed by law, FORLINK has filed all federal, state or local tax returns required by law, has paid all taxes, assessments and penalties due and payable and has made adequate provision on its most recent balance sheet for any unpaid taxes. There are no present disputes as to taxes of any nature payable by FORLINK.

         3.09 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, SLAIT and SHAREHOLDERS shall have the opportunity to meet with FORLINK's accountants and attorneys to discuss the financial condition of FORLINK. FORLINK shall make available to SLAIT and SHAREHOLDERS all books and records of FORLINK.

         3.10 PATENTS, TRADE NAMES AND RIGHTS. FORLINK owns or holds all necessary patents, trademarks, service marks, trade names, copyrights and other rights necessary to the conduct or proposed conduct of its business.

         3.11 COMPLIANCE WITH LAWS. FORLINK has complied with, and is not in violation of, applicable federal, state or local statues, laws and regulations affecting its properties, securities or the operation of its business.

         3.12 LITIGATION. FORLINK is not a party to, nor to the best of its knowledge is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceedings, or governmental investigation concerning its business, assets or financial condition. FORLINK is not in default with respect to any order, writ, injunction or decree of any federal, state local or foreign court or agency, nor is it engaged in, nor does it anticipate it will be necessary to engage in, any lawsuits to recover money or real or personal property.

         3.13 AUTHORITY. The Board of Directors of FORLINK has authorized the execution of this Agreement and the transactions contemplated herein, and it has full power and authority to execute, deliver and perform this Agreement. A Majority Consent of FORLINK shareholders has been obtained in approval of this Agreement (Exhibit 3.13).

         3.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by FORLINK and the performance of its obligations hereunder will not cause, constitute, conflict with or result in (i) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (iii) an event that would result in a creation or imposition of any lien, charge or encumbrance on any asset.

         3.15 FULL DISCLOSURE. None of the representations and warranties made by FORLINK herein, or in any exhibit, certificate of memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

         3.16 ASSETS. FORLINK has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances, except as may be indicated in Exhibit 3.05.

         3.17 INDEMNIFICATION. FORLINK agrees to indemnify, defend and hold harmless SLAIT against and in respect to any and all claims, demands, losses, cost, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, incurred or suffered, which arise out of, result from or relate to any breach of, or failure by FORLINK to perform, any of its representations, warranties or covenants in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

         3.18 VALIDITY OF FORLINK SHARES. The shares of FORLINK common stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable under Nevada law.

         3.19 NO ASSURANCES OR WARRANTIES. FORLINK acknowledges that there can be no assurance regarding the tax consequences of this transaction, nor can there be any assurance that the Internal Revenue Code or the regulations promulgated thereunder will not be amended in such manner as to deprive it of any tax benefit that might otherwise be received. FORLINK is relying upon the advice of its own tax advisors with respect to the tax aspects of this transaction. No representations or warranties have been made by SHAREHOLDERS or SLAIT or their officers, directors, affiliates or agents, as to the benefits to be derived by FORLINK in completing this transaction, nor have any of them made any warranty or agreement, expressed or implied, as to the tax or securities consequences of the transactions contemplated by this Agreement or the tax or securities consequences of any action pursuant to or growing out of this Agreement.

                                   ARTICLE IV

                            ACTIONS PRIOR TO CLOSING


         4.01 INVESTIGATIVE RIGHTS. Prior to the Closing Date each party shall provide to the other parties, including the parties' counsel, accountants and other authorized representatives, full access during normal business hours (upon reasonable advance written notice) to such parties' books and records.

         4.02 CONDUCT OF BUSINESS. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets, without the prior written approval of the other parties. No party shall amend its certificate of incorporation or bylaws, declare dividends, redeem or sell stock or other securities, incur additional liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount or enter into any other transaction other than in the regular course of business.

         4.03 STATUS OF SEC FILINGS. Prior to and after the Closing Date, FORLINK, and its officers and directors shall prepare and file all required filings and reports including the Form 8-K required by this transaction, but subject to the filing of an amendment reflecting the audited consolidated balance sheets of the combined Companies.

         4.04 GOVERNMENTAL APPROVALS. Prior to and as a condition to Closing, both parties cooperate to obtain any required consents, approvals or waivers from any governmental entity within the Peoples Republic of China. If approval by any governmental entity is required, then such government approval is a condition precedent to the validity of this Agreement.

                                    ARTICLE V

                                     CLOSING


         5.01 CLOSING. The closing (the "Closing") of this transaction shall be held at the offices of FORLINK, or such other place as shall be mutually agreed upon, on the date that is no earlier than 20 days after the completion of a mailing of a Definitive Information Statement to the shareholders of FORLINK, as required by Section 14(C ) of the Securities Exchange Act of 1934, as amended (the "Closing Date"). At the Closing, the following shall occur:

         (a) FORLINK shall deliver 59,430,000 shares of its $.001 par value common stock issued pursuant to this Agreement in a certificate or certificates representing such shares to each of the SHAREHOLDERS in proportion to the shares of SLAIT being exchanged.

         (b) SHAREHOLDERS shall deliver the certificates representing 100% of the shares of SLAIT common stock (the "SLAIT shares");

         (c) FORLINK shall deliver a signed consent or minutes of its Board of Directors. and a Majority Consent of its shareholders, approving this Agreement and authorizing the matters set forth herein;

         (d) SLAIT shall deliver a signed consent or minutes of its Board of Directors approving this Agreement and authorizing the matters set forth herein; and

         (e) FORLINK's existing Board of Directors will (i) elect two individuals, as named by SHAREHOLDERS, to act as officers and directors of FORLINK in the capacities set forth in Exhibit 5.01(e) and (ii) six of the seven current directors will resign their positions with FORLINK effective the Closing Date.

         (f) FORLINK shall transfer 1,085,000 RMB(approximately US$140,000) to SLAIT, this amount would be disbursed, pro-rata, to the selling SHAREHOLDERS.





                                   ARTICLE VI

                                  MISCELLANEOUS


         6.01 CAPTIONS AND HEADINGS. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not be deemed to define, limit or add to the meaning of any provision of this Agreement.

         6.02 NO ORAL CHANGE. This Agreement may not be changed or modified except in writing signed by the party against whom enforcement of any change or modification is sought.

         6.03 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of a covenant, condition or provision of this Agreement shall be deemed to have been made unless executed in writing and signed by the party against whom such waiver is charged. The failure of any party to insist in any one or more cases upon the performance of any covenant, condition or provision of this Agreement shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or provision. No waiver by any party of one breach by the other shall be construed as a waiver with respect to a subsequent breach.

         6.04 TIME OF ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

         6.05 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings.

         6.06 CHOICE OF LAW/ARBITRATION. This Agreement and its application, shall be governed under the laws of the State of Nevada. Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this Agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance enforcement, operation, breach, continuance of termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual agreement, then subject to arbitration in accordance with International Arbitration Rules. It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising hereunder an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.

         6.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         6.08 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Forlink Software Corporation Inc.               SLAIT and SHAREHOLDERS
Fang Yuan Mansion 9F                            Floor 11, Bin He Plaza,
ZhongGuangcun South St. Yi No. 56               No. 1 Che Dao Gou Road,
Beijing, China                                  Haidian District,
                                                Beijing, China

         6.09 EXPENSES. The parties will pay their own legal, accounting and other expenses incurred in connection with this Agreement.

         6.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing Date.

         6.11 FURTHER DOCUMENTS. The parties agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

         6.12 LEGAL COUNSEL. This agreement shall be subject to approval by legal counsel of both SLAIT and FORLINK.

         6.13 SIGNATURES. This Agreement and its Exhibits when duly signed, shall be deemed executed by facsimile. Immediate delivery of originals shall follow any facsimile transmission.


IN WITNESS WHEREOF, the parties have executed this Agreement on January 11, 2001.


[The next page is the signature page]

         FORLINK SOFTWARE CORPORATION INC.


         ----------------------------
          President, Xiaoxia Zhao


         ----------------------------
          CEO, Liang Che


         ----------------------------
          VP, Jie Zhang


         ----------------------------
          Director, Wei Song


         ----------------------------
          Director, Michael Harrop


         ----------------------------
          Director, Huakang He


         ----------------------------
          Director, Shengli Ma


       BEIJING SLAIT SCIENCE & TECHNOLOGY DEVELOPMENT LIMITED CO.



         ----------------------------
          President, Yi He                   No. SLAIT shares owned:  434,124


         ----------------------------
          Director, Hongkeung Lam            No. SLAIT shares owned:  176,678


         ----------------------------
          Shareholder, Jing Zeng             No. SLAIT share owned :   96,921